Exhibit 99.1

Horizon Technology Finance Announces
First Quarter 2018 Financial Results

High Yield Debt Portfolio Drives Net Investment Income

FARMINGTON, Conn., May 1, 2018 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (the “Company” or “Horizon”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and cleantech industries, today announced its financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Highlights

•	Earned net investment income of $3.2 million, or $0.28 per share, for the quarter
•	Net asset value equaled $134.3 million, or $11.65 per share, at quarter end
•	Funded $11.0 million in loans to three companies
•	Achieved an annualized portfolio yield on debt investments of 14.4% for the quarter
•	Ended the quarter with an investment portfolio of $211.9 million
•	Experienced liquidity events from three portfolio companies
•	Total liquidity as of March 31, 2018 was $40.1 million
•	Floating rate loans comprised 99% of the outstanding principal of the loan portfolio at quarter end
•	At quarter end, held a portfolio of warrant and equity positions in 76 portfolio companies
•	Asset coverage for borrowed amounts of 241% as of March 31, 2018
•	Declared distributions of $0.10 per share payable in each of July, August and September 2018, increasing cumulative declared distributions to $10.82 per share since going public in 2010

“During the first quarter, we continued to generate strong yields and solid net investment income,” said Robert D. Pomeroy, Jr., Chairman and Chief Executive Officer of Horizon. “Following a fourth quarter of record loan originations, we remain focused in 2018 on rebuilding our investment pipeline of quality opportunities and managing our portfolio.”

Mr. Pomeroy continued, “With the majority of our portfolio comprised of more recent vintage transactions, we believe we are positioned to generate a predictable income stream. In addition, with the recent renewal of our credit facility, we are also positioned to selectively capitalize on compelling venture lending opportunities and to continue to create opportunities for long-term shareholder value.”

Operating Results

Total investment income was $7.2 million for the three months ended March 31, 2018, as compared to $7.0 million for the three months ended March 31, 2017. The year-over-year increase in total investment income is primarily due to higher interest income on investments resulting from the larger average size of the loan portfolio, partially offset by a decrease in accelerated end-of-term payments related to prepayments.

The Company’s dollar-weighted annualized portfolio yield on debt investments for the three months ended March 31, 2018 and 2017 was 14.4% and 15.5%, respectively.

The Company calculates the yield on dollar-weighted average debt investments for any period measured as (1) total investment income during the period divided by (2) the average of the fair value of debt investments outstanding on (a) the last day of the calendar month immediately preceding the first day of the period and (b) the last day of each calendar month during the period. The dollar-weighted annualized yield on average debt investments is higher than what investors will realize because it does not reflect expenses or any sales load paid by investors.

Total expenses for the three months ended March 31, 2018 were $4.0 million, as compared to $3.6 million for the three months ended March 31, 2017. Interest expense increased year-over-year primarily due to an increase in average borrowings. Base management fee increased year-over-year primarily due to an increase in the average size of the investment portfolio. For the three months ended March 31, 2018, incentive fee expense was $0.5 million, as compared to $0.4 million for the three months ended March 31, 2017. The incentive fee on pre-incentive fee net investment income was subject to the incentive fee cap and deferral mechanism under the Investment Management Agreement, which resulted in $0.2 million and $0.3 million, respectively, of reduced expense and additional net investment income for the three months ended March 31, 2018 and 2017.

Net investment income for the three months ended March 31, 2018 was $3.2 million, or $0.28 per share, as compared to $3.4 million, or $0.29 per share, for the three months ended March 31, 2017.

For the three months ended March 31, 2018, the net realized loss on investments was $0.1 million, or $0.01 per share, as compared to net realized loss on investments of $10.8 million, or $0.94 per share, for the three months ended March 31, 2017.

For the three months ended March 31, 2018, the net unrealized depreciation on investments was $0.5 million, or $0.04 per share, as compared to net unrealized appreciation on investments of $11.1 million, or $0.97 per share, for the three months ended March 31, 2017.

Portfolio Summary and Investment Activity

As of March 31, 2018, the Company’s debt portfolio consisted of 32 secured loans with an aggregate fair value of $193.0 million. In addition, the Company’s total warrant, equity and other investments in 80 portfolio companies had an aggregate fair value of $18.9 million as of March 31, 2018. Total portfolio investment activity as of and for the three months ended March 31, 2018 was as follows:

($ in thousands)	For the Three Months Ended March 31,
	2018	2017
Beginning portfolio	$222,099	$194,003
New debt investments	11,041	25,916
Less refinanced debt investments	(2,479)	—
Net new debt investments	8,562	25,916
Principal payments received on investments	(8,799)	(11,891)
Early pay-offs	(6,741)	(27,209)
Accretion of debt investment fees	510	505
New debt investment fees	(1,195)	(270)
New equity	791	—
Proceeds from sale of investments	(2,715)	(1,226)
Net realized loss on investments	(149)	(10,845)
Net unrealized (depreciation) appreciation on investments	(458)	11,131
Ending portfolio	$211,905	$180,114

Net Asset Value

At March 31, 2018, the Company’s net assets were $134.3 million, or $11.65 per share, as compared to $139.4 million, or $12.11 per share, as of March 31, 2017, and $135.1 million, or $11.72 per share, as of December 31, 2017.

For the three months ended March 31, 2018, the net increase in net assets resulting from operations was $2.6 million, or $0.23 per share, compared to a net increase in net assets of $3.7 million, or $0.32 per share, for the three months ended March 31, 2017.

Portfolio Asset Quality

The following table shows the classification of Horizon’s loan portfolio at fair value by internal credit rating as of March 31, 2018 and December 31, 2017:

($ in thousands)	March 31, 2018			December 31, 2017
	Number of Investments	Debt Investments at Fair Value	Percentage of Debt Investments	Number of Investments	Debt Investments at Fair Value	Percentage of Debt Investments
Credit Rating
4	4	$21,119	10.9%	4	$18,701	9.2%
3	23	150,452	78.0	25	176,560	86.6
2	5	21,399	11.1	3	5,632	2.8
1	—	—	—	1	2,900	1.4
Total	32	$192,970	100.0%	33	$203,793	100.0%

As of March 31, 2018 and December 31, 2017, Horizon’s loan portfolio had a weighted average credit rating of 3.0, with 4 being the highest credit quality rating and 3 being the rating for a standard level of risk. A rating of 2 represents an increased level of risk and, while no loss is currently anticipated for a 2-rated loan, there is potential for future loss of principal. A rating of 1 represents a deteriorating credit quality and high degree of risk of loss of principal. As of March 31, 2018, there were no debt investments with an internal credit rating of 1. As of December 31, 2017, there was one debt investment with an internal credit rating of 1, with a cost of $3.0 million and a fair value of $2.9 million.

Liquidity Events

Horizon experienced liquidity events from three portfolio companies in the quarter ended March 31, 2018. Liquidity events for Horizon may consist of the sale of warrants or equity in portfolio companies, loan prepayments, sale of owned assets or receipt of success fees.

In February, Horizon's portfolio company, Digital Signal Corporation ("DSC") sold its assets, including intellectual property related to hardware and software development, to StereoVision, Inc. for a combined cash and equity purchase price of $3.5 million, with the proceeds of the sale paid to Horizon to settle its debt investment in DSC.

In March, LeTote, Inc. ("LeTote") prepaid the outstanding principal balance of $6.7 million on its venture loan, plus interest, end-of-term payment and prepayment fee. Horizon continues to hold warrants in LeTote.

In March, with the proceeds of a new loan from Horizon, Lantos Technologies, Inc. (“Lantos”) prepaid the outstanding principal balance of $2.6 million on its venture loan, plus interest, end-of-term payment and prepayment fee. In addition to the new $4.0 million loan, Horizon continues to hold warrants in Lantos.

Liquidity and Capital Resources

As of March 31, 2018, the Company had $40.1 million in available liquidity, including $16.1 million in cash and $24.0 million in funds available under existing credit facility commitments.

At March 31, 2018, there was $58.0 million outstanding principal balance under the $95.0 million revolving credit facility (the “Key Facility”). The Key Facility allows for an increase in the total loan commitment up to an aggregate commitment of $150 million. There can be no assurance that any additional lenders will make any commitments under the Key Facility.

On April 6, 2018, the Company amended the Key Facility to increase the aggregate commitments to $100.0 million and extend the revolving period to April 6, 2021 and the maturity date to April 6, 2023.

As of March 31, 2018, the Company’s debt to equity leverage ratio was 71%, and the asset coverage ratio for borrowed amounts was 241%.

Stock Repurchase Program

On April 27, 2018, the Company’s board of directors extended the Company's previously authorized stock repurchase program until the earlier of June 30, 2019 or the repurchase of $5.0 million of the Company's common stock. During the three months ended March 31, 2018, the Company did not make any repurchases of its common stock. From the inception of the stock repurchase program through March 31, 2018, the Company has repurchased 167,465 shares of its common stock at an average price of $11.22 on the open market at a total cost of $1.9 million.

Monthly Distributions Declared in Second Quarter 2018

On April 27, 2018, the Company’s board of directors declared monthly distributions of $0.10 per share payable in each of June, July and August 2018. The following table shows these monthly distributions, which total $0.30 per share:

Ex-Dividend Date	Record Date	Payment Date	Amount Per Share
June 18, 2018	June 19, 2018	July 17, 2018	$0.10
July 18, 2018	July 19, 2018	August 15, 2018	$0.10
August 16, 2018	August 17, 2018	September 14, 2018	$0.10
		Total:	$0.30

After paying distributions of $0.30 per share and earning $0.28 per share for the quarter, the Company’s undistributed spillover income as of March 31, 2018 was $0.07 per share. Spillover income includes any ordinary income and net capital gains from the preceding tax years that were not distributed during such tax years.

When declaring distributions, the Horizon board of directors reviews estimates of taxable income available for distribution, which may differ from consolidated net income under generally accepted accounting principles due to (i) changes in unrealized appreciation and depreciation, (ii) temporary and permanent differences in income and expense recognition, and (iii) the amount of spillover income carried over from a given year for distribution in the following year. The final determination of taxable income for each tax year, as well as the tax attributes for distributions in such tax year, will be made after the close of the tax year.

Conference Call

The Company will host a conference call on Wednesday, May 2, 2018, at 9:00 a.m. ET to discuss its latest corporate developments and financial results. The dial-in number for callers in the U.S. is (877) 677-9112, and the dial-in number for international callers is (708) 290-1396. The access code for all callers is 2374347.

A live webcast will be available on the Company’s website at www.horizontechfinance.com.

A replay of the call will be available through May 4, 2018. To access the replay, please dial (855) 859-2056 in the United States and (404) 537-3406 outside the United States, and then enter the access code 2374347. An online archive of the webcast will be available on the Company’s website for 30 days following the call.

About Horizon Technology Finance

Horizon Technology Finance Corporation is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and cleantech industries. The investment objective of Horizon is to maximize its investment portfolio's return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Headquartered in Farmington, Connecticut, Horizon has regional offices in Pleasanton, California, Reston, Virginia and Boston, Massachusetts. Horizon's common stock trades on the NASDAQ Global Select Market under the ticker symbol "HRZN". To learn more, please visit www.horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:
Horizon Technology Finance	Investor Relations and Media Contact:
Daniel R. Trolio	The IGB Group
Chief Financial Officer	Leon Berman
(860) 674-9977	(212) 477-8438
dtrolio@horizontechfinance.com	lberman@igbir.com

Horizon Technology Finance Corporation and Subsidiaries

Consolidated Statements of Assets and Liabilities
(Dollars in thousands, except share and per share data)

	March 31, 2018	December 31, 2017

Assets
Non-affiliate investments at fair value (cost of $205,970 and $219,303, respectively)	$204,936	$218,600
Affiliate investments at fair value (cost of $7,371 and $3,774, respectively)	6,969	3,499
Total investments at fair value (cost of $213,341 and $223,077, respectively)	211,905	222,099
Cash	16,127	6,594
Interest receivable	4,224	3,986
Other assets	1,510	1,467
Total assets	$233,766	$234,146

Liabilities
Borrowings	$94,144	$94,075
Distributions payable	3,457	3,456
Base management fee payable	384	379
Incentive fee payable	545	541
Other accrued expenses	975	620
Total liabilities	99,505	99,071

Net assets
Preferred stock, par value $0.001 per share, 1,000,000 shares authorized,zero shares issued and outstanding as of March 31, 2018 and December 31, 2017	—	—
Common stock, par value $0.001 per share, 100,000,000 shares authorized, 11,691,416 and 11,687,871 shares issued and 11,523,951 and 11,520,406 shares outstanding as of March 31, 2018 and December 31, 2017, respectively	12	12
Paid-in capital in excess of par	179,681	179,641
Distributions in excess of net investment income	(2,145)	(1,898)
Net unrealized depreciation on investments	(1,436)	(978)
Net realized loss on investments	(41,851)	(41,702)
Total net assets	134,261	135,075
Total liabilities and net assets	$233,766	$234,146
Net asset value per common share	$11.65	$11.72

Horizon Technology Finance Corporation and Subsidiaries

Consolidated Statements of Operations
(Dollars in thousands, except share and per share data)

	For the Three Months Ended
	March 31,
	2018	2017
Investment income
Interest income on investments
Interest income on non-affiliate investments	$6,622	$6,279
Interest income on affiliate investments	131	—
Total interest income on investments	6,753	6,279
Fee income
Prepayment fee income on non-affiliate investments	285	460
Fee income on non-affiliate investments	137	223
Total investment income	7,175	6,962
Expenses
Interest expense	1,484	1,316
Base management fee	1,114	974
Performance based incentive fee	545	430
Administrative fee	184	194
Professional fees	445	506
General and administrative	193	175
Total expenses	3,965	3,595
Net investment income	3,210	3,367
Net realized and unrealized (loss) gain on investments
Net realized loss on non-affiliate investments	(149)	(10,845)
Net realized loss on investments	(149)	(10,845)
Net unrealized (depreciation) appreciation on non-affiliate investments	(332)	11,131
Net unrealized depreciation on affiliate investments	(126)	—
Net unrealized (depreciation) appreciation on investments	(458)	11,131
Net realized and unrealized (loss) gain on investments	(607)	286
Net increase in net assets resulting from operations	$2,603	$3,653
Net investment income per common share	$0.28	$0.29
Net increase in net assets per common share	$0.23	$0.32
Distributions declared per share	$0.30	$0.30
Weighted average shares outstanding	11,522,153	11,512,853